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                                                                   EXHIBIT 10.17


                               EMPLOYEE AGREEMENT
                                       FOR
                                  MICHAEL GOUGH

     This Employment Agreement ("Agreement") is entered into as of the 18th day of January 2000, by and between Michael Gough ("Employee") and Quokka Sports, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Company desires to continue to employ Employee to provide personal services to the Company, and wishes to provide Employee with certain compensation and benefits in return for his services; and

     WHEREAS, Employee wishes to continued to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

     1. EMPLOYMENT BY THE COMPANY.

        1.1 The effective date of this Agreement shall be January 18, 2000 (the "Effective Date") through June 30, 2001.

        1.2 Subject to terms set forth herein, the Company agrees to continue to employ Employee in the position of Chief Creative Officer ("CCO") and Employee hereby accepts the provisions set forth in this Agreement. During the term of his employment with the Company, Employee will continue to devote his best efforts and substantially all of his business time and attention (except for vacation periods as set forth herein and reasonable periods of illness or other incapacities permitted by the Company's general employment policies) to the business of the Company.

        1.3 Employee shall perform such duties as are customarily associated with his then current title, consistent with the Bylaws of the Company and as required by the Company's Board of Directors (the "Board"). Employee shall report to the Company's Chief Operating Officer. Employee's primary office location shall be the Company's San Francisco, California headquarters. Employee's duties shall require him to travel and to work at temporary off-site work locations.

        1.4 The Employee shall have a staff of one designer who will an employee of the Company, subject to the Company's general and customary employment practices and policies.

     2. COMPENSATION.

        2.1 SALARY. Employee shall receive for services to be rendered hereunder an annualized base salary of $250,000, paid on a semi-monthly basis in accordance with the Company's payroll policies and procedures. The effective date for the new salary figure is July 28, 1999.



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                        (a) SALARY REVIEW PROCESS. Employee will be eligible
for a salary review pursuant to the Company's general salary review process, which currently provides for salary reviews every twelve (12) months. Therefore, the next salary review would be July 28, 2000.

        2.2 INCENTIVE STOCK OPTION GRANTS. Employee's Incentive Stock Option grants will continue to vest and to follow all the provisions set forth in the 1997 Equity Incentive Plan and individual Stock Option Agreements and amendments.

        2.3 VACATION TIME. Employee will be eligible to participate in the Company's generally applicable vacation time policy. He will earn vacation pay under the terms and conditions of the Company's general vacation time policy on the following schedule: two weeks of paid vacation time during each of the first and second years of his continuous employment with the Company; three weeks of paid vacation time during each of the third and fourth years of his continuous employment with the Company; and four weeks of paid vacation time during his fifth and any subsequent years of continuous employment with the Company.

        2.4 STANDARD COMPANY BENEFITS. In addition, Employee shall be entitled to all rights and benefits for which he is eligible under the terms and conditions of the standard Company benefits and compensation practices which may be in effect from time to time and provided by the Company to its employees generally. The Company reserves the right to modify the compensation and benefits of its employees and of Employee from time to time, as it deems necessary.

        2.5 OTHER BENEFITS. The Company shall make available the reasonable services of a financial planner (whose identity shall be subject to the reasonable approval of the Company) for utilization by the Employee for personal financial planning for the duration of the agreement.

     3. PROPRIETARY INFORMATION OBLIGATIONS.

        3.1 Employee agrees that the Proprietary Information and Inventions Agreement attached hereto as Exhibit A previously executed by Employee remains in full force and effect and is hereby incorporated into this Agreement.

     4. OUTSIDE ACTIVITIES.

         4.1 Except with the prior written consent of the Company's Board, Employee will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise, other than ones in which Employee is a passive investor. Employee may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties hereunder.

        4.2 Except as permitted by Section 4.3, Employee agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by him to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise.



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        4.3 During the term of his employment by the Company, except on behalf of the Company, Employee will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which were known by him to compete directly with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, he may own, as a passive investor, securities of any competitor corporation, so long as his direct holdings in any one such corporation shall not in the aggregate constitute more than 1% of the voting stock of such corporation.

     5. TERMINATION OF EMPLOYMENT.

        5.1 TERMINATION BY COMPANY.

 Employee's employment with the Company will be on an at-will basis. As such, the Company shall have the right to terminate Employee's employment with the Company at any time without cause or advance notice. In the event Employee's employment is terminated by Company at any time, he will not be entitled to severance pay, pay in lieu of notice or any other such compensation or benefit of any kind whatsoever.

        5.2 VOLUNTARY OR MUTUAL TERMINATION.

 Employee may voluntarily terminate his employment with the Company at any time, after which no further compensation will be paid to Employee. In the event Employee voluntarily terminates his employment, he will not be entitled to severance pay, pay in lieu of notice or any other such compensation or benefit of any kind whatsoever.

     6. GENERAL PROVISIONS.

        6.1 NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by fax) or the third day after mailing by first class mail, to the Company at its primary office location and to Employee at his address as listed on the Company payroll.

        6.2 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law and consistent with the general intent of the parties insofar as possible, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

        6.3 WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.


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        6.4 COMPLETE AGREEMENT. This Agreement and its Exhibit constitute the entire agreement between Employee and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter, and supersedes any other prior agreements or understandings between the parties whether written or oral. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in writing signed by an authorized officer of the Company.

        6.5 REMEDIES. Employee acknowledges that a remedy at law for any breach or threatened breach by him of the provisions of this Agreement (including without limitation the Proprietary Information and Inventions Agreement) would be inadequate, and he therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

        6.6 COUNTERPARTS. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

        6.7 HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

        6.8 SUCCESSORS AND ASSIGNS. Employee may not assign any of his rights or obligations under this Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Company, and its successors, assigns, heirs, executors and administrators.

        6.9 CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.




                                                QUOKKA SPORTS, INC.
                                                By: /s/   Alan Ramadan
                                                   -----------------------------
                                                      Alan Ramadan
                                                      President and
                                                      Chief Executive Officer

                                                Date:  January 18, 2000
                                                     ---------------------------

ACCEPTED AND AGREED:

/s/ Michael Gough
----------------------------
   Michael Gough